EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this registration statement of MedQuist Inc. on Form S-4 (File No. 333-__________) of our reports dated January 26, 1998 on our audits of the financial statements and financial statement schedules of Digital Dictation, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996 included in Annual Report on Form 10-KSB and to all references to our firm included in or made part of this registration statement.

                                                     /s/ Hozik & Charin
                                                     ------------------
                                                         Hozik & Charin

Vienna, Virginia

June 18, 1998